                                                                    Exhibit 99A

                               Saul Centers, Inc.
                    Schedule of Current Portfolio Properties
                                 March 31, 2003

                                       Leasable       Year
                                          Area      Developed     Land      Percentage
                                        (Square    or Acquired    Area        Leased
     Property            Location        Feet)     (Renovated)   (Acres)  Mar-03   Mar-02        Anchor/Significant Tenants
-------------------  ----------------  ---------  -------------  -------  ------   ------   --------------------------------------
Shopping Centers
----------------

Ashburn Village I,   Ashburn, VA         185,537    1994/00/01      23.3     100%     100%  Giant Food, Blockbuster
 II & III

Ashburn Village IV   Ashburn, VA          25,200      2000/02        3.1      84%      23%

Beacon Center        Alexandria, VA      352,915  1972(1993/99)     32.3     100%     100%  Lowe's, Giant Food, Office Depot,
                                                                                            Outback Steakhouse, Marshalls,
                                                                                            Hollywood Video, Hancock Fabrics

Belvedere            Baltimore, MD        54,941       1972          4.8      95%      86%  Food King

Boulevard            Fairfax, VA          56,350    1994(1999)       5.0     100%      93%  Danker Furniture, Petco, Party City

Clarendon            Arlington, VA         6,940       1973          0.5     100%     100%

Clarendon Station    Arlington, VA         4,868       1996          0.1     100%      78%

Flagship Center      Rockville, MD        21,500    1972, 1989       0.5     100%     100%

French Market        Oklahoma City,      244,724  1974(1984/98)     13.8      94%      93%  Burlington Coat Factory, Bed Bath &
                     OK                                                                     Beyond, Famous Footwear, Lakeshore
                                                                                            Learning Center, BridesMart, Staples,
                                                                                            Dollar Tree

Germantown           Germantown, MD       26,241       1992          2.7      82%     100%

Giant                Baltimore, MD        70,040    1972(1990)       5.0     100%     100%  Giant Food

The Glen             Lake Ridge, VA      112,639       1994         14.7      87%     100%  Safeway Marketplace

Great Eastern        District            255,398    1972(1995)      23.9     100%     100%  Giant Food, Pep Boys, Big Lots, Run N'
                     Heights, MD                                                            Shoot

Hampshire Langley    Langley Park, MD    131,700    1972(1979)       9.9     100%     100%  Safeway, Blockbuster

Kentlands Square     Gaithersburg, MD    109,922       2002         11.5     100%     n/a   Lowe's

Leesburg Pike        Baileys              97,880  1966(1982/95)      9.4      96%     100%  Party Depot, CVS Pharmacy, Kinko's,
                     Crossroads, VA                                                         Hollywood Video

Lexington Mall       Lexington, KY       315,719       1974         30.0      57%      68%  Dillard's

Lumberton            Lumberton, NJ       192,510  1975(1992/96)     23.3      98%      90%  SuperFresh, Rite Aid, Blockbuster,
                                                                                            Ace Hardware

Olney                Olney, MD            53,765    1975(1990)       3.7     100%      98%  Rite Aid

Ravenwood            Baltimore, MD        87,350       1972          8.0      95%     100%  Giant Food, Hollywood Video

Seven Corners        Falls Church, VA    560,998   1973(1994-7)     31.6      99%     100%  Home Depot, Shoppers Club, Michaels,
                                                                                            Barnes & Noble, Ross Dress For Less,
                                                                                            G Street Fabrics, Off-Broadway Shoes

Shops at Fairfax     Fairfax, VA          68,743  1975(1993/99)      6.7     100%     100%  Super H Mart, Blockbuster

                                     Exhibit

                                       Leasable     Year
                                         Area     Developed    Land          Percentage
                                       (Square   or Acquired   Area            Leased
     Property            Location       Feet)    (Renovated)  (Acres)      Mar-03   Mar-02        Anchor/Significant Tenants
-------------------  ---------------  ---------  -----------  -------      ------   ------   -------------------------------------

Shopping Centers (continued)
----------------------------

Southdale            Glen Burnie, MD    484,115   1972(1986)     39.6          95%      94%  Giant Food, Home Depot, Circuit City,
                                                                                             Kids R Us, Michaels, Marshalls,
                                                                                             PetSmart, Value City Furniture
Southside Plaza      Richmond, VA       341,891     1972         32.8          93%      93%  CVS Pharmacy, Community Pride
                                                                                             Supermarket, Maxway
South Dekalb Plaza   Atlanta, GA        162,793     1976         14.6         100%     100%  MacFrugals, Pep Boys, The Emory
                                                                                             Clinic, Maxway
Thruway              Winston-Salem,     344,960   1972(1997)     30.5          93%      96%  Harris Teeter, Fresh Market, Bed Bath
                     NC                                                                      & Beyond, Stein Mart, Eckerd Drugs,
                                                                                             Borders Books, Blockbuster
Village Center       Centreville, VA    143,109     1990         17.2          99%     100%  Giant Food, Tuesday Morning,
                                                                                             Blockbuster
West Park            Oklahoma City,
                     OK                  76,610     1975         11.2          57%      57%  Drapers Market, Family Dollar

White Oak            Silver Spring,     480,156   1972(1993)     28.5          99%      99%  Giant Food, Sears, Rite Aid,
                     MD                                                                      Blockbuster
                                      ---------               -------      ------   ------
                     Total Shopping
                     Centers          5,069,514                 438.2        93.9%    94.6%
                                      ---------               -------      ------   ------
Office Properties
-------------------
Avenel Business      Gaithersburg,      388,620   1981-2000      37.1          99%     100%  General Services Administration,
 Park                MD                                                                      VIRxSYS, Boston Biomedica, Broadsoft,
                                                                                             NeuralSTEM, Quanta Systems
Crosstown Business   Tulsa, OK          197,135   1975(2000)     22.4          93%      91%  Compass Group, Roxtec, Outdoor
 Center                                                                                      Inovations, Auto Panels Plus, Gofit,
                                                                                             Freedom Express
601 Pennsylvania     Washington, DC     225,414   1973(1986)      1.0          66%      99%  National Gallery of Art, Credit Union
 Ave                                                                                         National Assn, Southern Company, HQ
                                                                                             Global, Alltel, American Arbitration,
                                                                                             Capital Grille
Van Ness Square      Washington, DC     156,493   1973(1990)      1.2          92%      92%  INTELSAT, Team Video Intl, Office
                                                                                             Depot, Pier 1
Washington Square    Alexandria, VA     234,775   1975(2000)      2.0          90%      75%  Vanderweil Engineering, World Wide
                                                                                             Retail Exch., EarthTech, Thales,
                                                                                             New American Schools, Trader Joe's,
                                                                                             Kinko's,Talbot's, Blockbuster
                                      ---------               -------      ------   ------
                     Total Office
                     Properties       1,202,437                  61.7        88.9%    92.5%
                                      ---------               -------      ------   ------
                     Total Portfolio  6,271,951                 499.9/(a)/   93.0%    94.2%
                                      =========               =======      ======   ======

<F1>
/(a)/ The Company has purchased 24 acres of vacant land which is being developed as Broadlands Village, 19 acres of vacant land in the Lansdowne community in Loudoun County, Virginia and a 1.25 acre site in the Clarendon area of Arlington, Virginia, as future development and redevelopment properties.

                                     Exhibit